As filed with the Securities and Exchange Commission on August 6, 1997

                                                   Registration No. 333-6809


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

            POST-EFFECTIVE AMENDMENT NO. 4 TO FORM SB-2 REGISTRATION
                  STATEMENT ON FORM S-3 REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                  QUANTECH LTD.
           (Name of Small Business Issuer as specified in its Charter)

    Minnesota                       3573                     41-1709417
(State or other        (Primary Standard Industrial        (I.R.S. Employer
Jurisdiction of            Classification Code          Identification Number)
Incorporation or                  Number)
 Organization)

                                  Quantech Ltd.
                             1419 Energy Park Drive
                            St. Paul, Minnesota 55108
                                 (612) 647-6370

                   (Address and Telephone Number of Principal
               Executive Offices and Principal Place of Business)


                          Gregory Freitag, CFO and COO
                                  Quantech Ltd.
                             1419 Energy Park Drive
                            St. Paul, Minnesota 55108
                                 (612) 647-6370


                       (Name, Address and Telephone Number
                              of Agent for Service)

                                   Copies to:

                             Timothy M. Heaney, Esq.
                            Fredrikson & Byron, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000

     Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If any of the securities being registered on this form to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

     If this Form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effectiveness until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The  purpose  of  this   Amendment  is  to  file  Exhibit  10.9  which  was
inadvertently omitted in the previous filing.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on August 1, 1997.



                              Quantech Ltd.

                              By /s/ Gregory G. Freitag
                                 Gregory G. Freitag, Chief Financial Officer and
                                   Chief Operating Officer




                               POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Robert Case and Gregory G. Freitag, and each of them, as his or her true and lawful attorney-in fact and agent, with full power and substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.




Signatures                          Title


/s/ Robert Case*                    Chief Executive Officer and Director
Robert Case

/s/ Robert R. McKiel*               Executive Vice President-Research and
Robert R. McKiel                    Development and Director

/s/ Gregory G. Freitag              Chief Financial Officer, Chief Operating
Gregory G. Freitag                  Officer and Secretary

/s/ James F. Lyons*                 Chairman of the Board
James F. Lyons

/s/ Richard W. Perkins*             Director
Richard W. Perkins

/s/ Edward E. Strickland*           Director
Edward E. Strickland


*Pursuant to Power of Attorney
     previously filed:              /s/ Gregory G. Freitag
                                    Gregory G. Freitag, Chief Financial Officer
                                                 and Chief Operating Officer

Dated: August 1, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  QUANTECH LTD.
            EXHIBIT INDEX TO AMENDMENT NO. 4 TO FORM SB-2 ON FORM S-3




Exhibit
Number                                Description
2.1 Plan of Reorganization, dated November 24, 1992, by and among Quantech Ltd. and Spectrum Diagnostics S.p.A. (incorporated by reference to
       Exhibit 2.1 of the Registrant's Registration Statement on Form S-4;
       Reg. No. 33-55356).
2.2 Amendment and Restatement Agreement and Plan of Merger dated January 20, 1993 by and among Quantech Ltd., Spectrum Diagnostics S.p.A. and Spectrum Diagnostics Corp. (incorporated by reference to Exhibit 2.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
3.1    Articles of Incorporation of Quantech Ltd., as amended to date.      *
3.2 Bylaws of Quantech Ltd. (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
4.1 Form of Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
4.2    Form of Private Placement Warrant.                                    *
5.1    Opinion and Consent of Fredrikson & Byron, P.A.                       *
10.1 Lease for office at 1419 Energy Park Drive, St. Paul, MN 55108 (incorporated by reference to Exhibit 10.1 of the Registrant's
       Form 10-KSB for the Year Ended June 30, 1995).
10.2 Option Agreement with Ares-Serono, as amended (including license) assigned to Quantech Ltd. pursuant to the Merger (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
10.3   Employment Agreement with R.H. Joseph Shaw (incorporated by reference to
       Exhibit 10.3 of the Registrant's Form 10-KSB for the Year Ended June 30,
       1995).
10.4   Employment Agreement with Robert M. McKiel (incorporated by reference to
       Exhibit 10.4 of the Registrant's Form 10-KSB for the Year Ended June 30,
       1995).
10.5   Letter of amendment to Ares-Serono License (incorporated by reference to
       Exhibit 10.6 of the Registrant's Form 10-KSB for the Year Ended June 30,
       1995).
10.6 Stock Option to purchase 1,246,000 shares by R.H. Joseph Shaw (incorporated by reference to Exhibit 10.12 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).
10.7   Warrant  to  purchase  830,841  shares  by  Robert  M.  McKiel
       (incorporated   by   reference   to   Exhibit   10.13  of  the
       Registrant's Form 10-KSB for the Year Ended June 30, 1995).
10.8   Employment Agreement with Gregory G. Freitag.                         *
10.9 Severance and Settlement Agreement and Mutual Release of All Claims with R.H. Joseph Shaw dated June 13, 1997.
22     Quantech has no subsidiaries.
23.1   Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2   Consent of McGladrey & Pullen L.L.P.                                 *
24     Power of Attorney (included on signature page to Registration
       Statement)                                                           *
* Previously filed.